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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 1999 relating to the financial statements and financial statement schedule, which appears in Sun Communities, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP



Detroit, Michigan
February 15, 2000